Exhibit 99.1

FOR IMMEDIATE RELEASE

LUMBER LIQUIDATORS ANNOUNCES THE PROMOTION OF

DENNIS KNOWLES TO CEO

TOANO, Va., November 7, 2016 - Lumber Liquidators (NYSE: LL) today announced that John M. Presley is resigning as Chief Executive Officer, effective November 9, 2016 and the board of directors has appointed Dennis R. Knowles, the Company’s Chief Operating Officer, to succeed Mr. Presley as CEO. Mr. Presley is resigning from the board of directors effective December 15, 2016 and Mr. Knowles has been elected to the board, effective the same date, as a director in the class of directors whose current terms expire in 2017.

Mr. Knowles joined the Company in March 2016 as Chief Operating Officer responsible for the Company’s stores organization, sales, merchandising and marketing, installation, distribution and related operations. Mr. Knowles previously served in store operations leadership roles at Lowe’s Companies, Inc. since 2001, most recently as Chief Store Operations Officer. In addition to overseeing store operations at Lowes, Mr. Knowles had broad strategic and operational leadership roles in merchandising, installation, internet sales, specialty sales, proprietary credit and communications, contributing to Lowe’s growth in sales and earnings during his tenure there.

Mr. Presley served as a Director of the Company since April 2006, stepping forward in November, 2015 to serve as the Company’s CEO. Nancy Taylor, Chairperson of the Company, said “The Company has benefited considerably from John’s business experience and valuable insights for over 10 years as a board member, lead director, chairman and most recently as CEO. On behalf of the entire Board, I would like to thank John for his many years of service and for taking on the challenges of the last year.

Ms. Taylor continued, “As we look forward, we are thrilled to have someone with Dennis’ deep and extensive retail experience to lead the Company. Dennis brings over 34 years of experience in the retail and home improvement industries. He has demonstrated an impressive command of all aspects of our business since joining Lumber Liquidators and we expect a seamless transition as Dennis takes over the reins.”

Mr. Presley commented "I am proud of the work we have accomplished to resolve many outstanding issues for Lumber Liquidators and to begin to stabilize the business, and I am confident that Dennis is the right leader to build on and accelerate the progress we have made.”

Mr. Knowles commented, "I am honored to have been chosen to lead Lumber Liquidators forward.  Lumber Liquidators has a unique value proposition of delivering the best hardwood flooring selection, prices and expertise.  We have an incredibly committed team – and I know that together, we have the drive and the vision to succeed and enter the next chapter of our Company's exciting future.  As CEO, I am focused on executing on our strategic initiatives and returning our company to growth and profitability. I am confident in our ability as a team to deliver on our promises.”

About Lumber Liquidators

With more than 375 locations, Lumber Liquidators is North America's largest specialty retailer of hardwood flooring. The Company features more than 400 top quality flooring varieties, including solid and engineered hardwood, bamboo, cork, laminate and resilient vinyl. Additionally, Lumber Liquidators provides a wide selection of flooring enhancements and accessories to complement, install and maintain your new floor. Every location is staffed with flooring experts who can provide advice and useful information about Lumber Liquidators' low priced product, much of which is in stock and ready for delivery.

With premier brands including Bellawood and Morning Star Bamboo, Lumber Liquidators' flooring is often featured on popular television shows such as HGTV's Dream Home and This Old House. For more information, please visit www.LumberLiquidators.com or call 1.800.HARDWOOD.

Lumber Liquidators aims to be the industry leader in sustainability. For more information, please visit www.LumberLiquidators.com/Sustainability. Learn more about our corporate giving program at LayItForward.LumberLiquidators.com. You can also follow the Company on Facebook and Twitter.

Forward-Looking Statements

This press release and accompanying financial tables may contain "forward-looking statements" within the meanings of the Private Securities Litigation Reform Act of 1995. These statements, which may be identified by words such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "thinks," "estimates," "seeks," "predicts," "could," "projects," "potential" and other similar terms and phrases, are based on the beliefs of the Company's management, as well as assumptions made by, and information currently available to, the Company's management as of the date of such statements. These statements are subject to risks and uncertainties, all of which are difficult to predict and many of which are beyond the Company's control. Forward-looking statements in this press release may include, without limitation, statements regarding sales growth, profitability, comparable store net sales, margins, return on invested capital, strategic direction, the demand for the Company's products, store openings and remodels, and the improvement of the Company's performance. The Company's actual results could differ materially from those projected in or contemplated by the forward-looking statements as a result of potential risks, uncertainties and other factors including, but not limited to, changes in general economic and financial conditions, such as the rate of unemployment, consumer access to credit, and interest rates; the volatility in mortgage rates; the legislative/regulatory climate; political unrest in the countries of the Company's suppliers; the ability to retain and motivate the Company's employees; the availability of sufficient suitable hardwood; the impact on customer of our promotional strategy and our assortment displayed in a good-better-best format; the impact on the Company if it is unable to maintain quality control over its products; the cost and effect on the Company's reputation of, and consumers' purchasing decisions in connection with, unfavorable allegations surrounding the product quality of the Company's laminate flooring sourced from China; the Company's suppliers' ability to meet its quality assurance requirements; disruption in the Company's suppliers' abilities to supply needed inventory; the impact on the Company's business of its expansion of laminate products sourced from Europe and North America and the flooring industry's demand for product from these regions; disruptions or delays in the production, shipment, delivery or processing through ports of entry; the strength of the Company's competitors and their ability to increase their market share; slower growth in personal income; the number of customers requesting and cost associated with addressing the Company's indoor air quality testing program; the ability to collect necessary information from applicable customers in connection with indoor air quality test results; changes in business and consumer spending and the demand for the Company's products; changes in transportation costs; the rate of growth of residential remodeling and new home construction; the Company's ability to offset the effects of the rate of inflation, if higher than expected; the demand for and profitability of installation services; changes in the scope or rates of any antidumping or countervailing duty rates applicable to the Company's products; the duration, costs and outcome of pending or potential litigation or governmental investigations; the ability to successfully and timely implement the Environmental Compliance Plan in accordance with the terms of the 2015 plea agreement with the Department of Justice; the ability to make timely payments pursuant to the terms of the plea agreement entered into with the Department of Justice related to the Lacey Act; the ability to borrow under its asset-backed revolving credit facility; the ability to reach an appropriate resolution in connection with the governmental investigations; and inventory levels. The Company specifically disclaims any obligation to update these statements, which speak only as of the dates on which such statements are made, except as may be required under the federal securities laws. Information regarding these additional risks and uncertainties is contained in the Company's other reports filed with the Securities and Exchange Commission, including the Item 1A, "Risk Factors," section of the Form 10-K for the year ended December 31, 2015.

For further information contact:

Lumber Liquidators Investor Relations
Steve Calk
Tel: 757.566.7512

John Feld – One Simple Plan

Tel: 612.677.2248